Exhibit 99.1

     Nektar Announces Financial Results for the Year and Fourth Quarter 2004

    SAN CARLOS, Calif.--(BUSINESS WIRE)--March 1, 2005--

  Will Restate 2002 to Third Quarter 2004 Financial Statements Due to
    Reclassification of Certain R&D and G&A Expenses. No Change to
                   Cash Balance, Revenue or Net Loss

    Nektar Therapeutics (Nasdaq:NKTR) today announced its financial results for the year and fourth quarter ended December 31, 2004.
    For the year ended December 31, 2004, the Company reported total revenue of $114.3 million, compared to $106.3 million in 2003. In 2004, Nektar reported product revenue of $25.1 million compared to $27.3 million in 2003; and contract research revenue was $89.2 million compared to $79.0 million for the year ended December 31, 2003.
    For the twelve months ended December 31, 2004, the Company reported a net loss of $101.9 million or $(1.30) per share, compared to a net loss of $65.9 million or $(1.18) per share for the year ended December 31, 2003. The increase in the net loss from 2003 to 2004 is mainly attributable to the effect of the debt related activities in 2003 and 2004. The 2003 net loss included gains from debt extinguishments of approximately $12 million. The 2004 net loss includes losses from debt extinguishments of approximately $9 million, and make-whole payments for debt conversion of approximately $13 million.
    For the three months ended December 31, 2004, Nektar reported total revenue of $31.4 million, compared to $25.6 million in the same period of 2003. In the fourth quarter of 2004, product revenue was $9.3 million compared to $5.9 million in 2003; and contract research revenue totaled $22.0 million compared to $19.7 million in 2003.
    The Company reported a net loss of $19.3 million or $(0.23) per share for the three months ended December 31, 2004 compared to $15.7 million or $(0.28) per share in the same period 2003.
    As of December 31, 2004, the Company reported cash, cash equivalents and short-term investments of $418.7 million compared to $286.0 million as of December 31, 2003.
    "We made considerable progress in 2004 with Exubera(R) (inhaled insulin), our other partnered products, and our proprietary product programs. In 2004, we also strengthened our balance sheet by increasing our cash balance and reducing our convertible debt," said Ajit S. Gill, Nektar president and chief executive officer. "In 2005, we anticipate further news about Exubera and our other partnered products, four of which are either already in Phase III or are expected to enter Phase III trials during the current year. In addition, the early stage progress of several of our proprietary programs has created the opportunity for Nektar to advance products further into clinical development, which we expect will substantially increase our 2005 R&D expenses. We are very excited about our proprietary product programs and believe that they have the potential to create a higher value pipeline for us."

    Summary of Progress in 2004 and Early 2005

    Exubera

    -- In March 2004, the marketing authorization application for Exubera was accepted by the European Medicines Evaluation
        Agency (EMEA).

    -- In September 2004, Pfizer and Sanofi-Aventis presented new data from a trial whose primary objective was to assess long-term pulmonary safety that showed that Exubera was effective and well tolerated in controlling blood glucose levels over a two-year period in patients with type 2 diabetes.

    Partnered pipeline

    -- On December 17, 2004, Eyetech Pharmaceuticals, Inc. and Pfizer Inc. announced that the U.S. Food and Drug Administration
        (FDA) has approved Macugen(R) (pegaptanib sodium injection) for the treatment of neovascular (wet) age-related macular degeneration (AMD). This is the sixth product using Nektar PEGylation technology approved in the U.S.

    -- During 2004 and January 2005, Nektar announced five collaborative agreements, including with Pfizer,
        GlaxoSmithKline, and Bayer.

    Proprietary pipeline

    -- The company has four development programs underway of which one has entered a Phase I clinical trial, one has entered proof-of-concept clinical testing, and two are in pre-clinical testing.

    Restatement of Financial Statements

    Nektar also announced today that as a result of its year-end financial statement review and Sarbanes-Oxley Section 404 evaluation, the Company has determined that it is necessary to reclassify certain expenses previously classified as research and development expense to general and administrative expense, and to reclassify the amortization of debt issuance costs previously classified as general and administrative expense to interest expense.
    As a result of these reclassifications, Nektar will restate its 2002 through third quarter 2004 financial statements. The restatement will be reflected in Nektar's Annual Report on Form 10-K for the year ended December 31, 2004, to be filed on or before March 16, 2005. A summary of the restated amounts versus amounts previously reported for the years 2003 and 2002 is attached to this press release preceding the tables for 2004 which include the restated numbers for the first nine months of 2004.
    The reclassifications giving rise to the restatement of Nektar's financial statements do not result in a change to its cash balance, revenue or net loss.
    The reclassifications announced today relate to intellectual property expenses and certain corporate support expenses that were previously classified as research and development expenses. The Company has determined that these expenses should be classified as general and administrative expenses under Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs". The reclassified amount for the nine months ended September 30, 2004 was $8.4 million and the amounts for the full-years 2003 and 2002 were $9.4 million and $9.8 million, respectively.
    In addition, the Company has determined that the amortization of debt issuance costs previously classified as general and administrative expense should be classified as interest expense under Accounting Principles Board Opinion No. 21, "Interest on Receivables and Payables" and Emerging Issues Task Force 86-15, "Increasing-Rate Debt." The reclassified amount for the nine months ended September 30, 2004 was $0.7 million and the amounts for the full years 2003 and 2002 were $1.4 million and $1.3 million, respectively.

    Material Weakness and Remediation

    In connection with management's assessment of its internal control over financial reporting as of December 31, 2004, Nektar has determined that it has a material weakness in its financial statement close process, including insufficient timely review of the application of its accounting policies, documentation, as well as disclosure controls and procedures. The material weakness arises from staff with inadequate proficiency to apply the Company's accounting policies in accordance with U.S. generally accepted accounting principles.
    This material weakness impacts the Company's ability to report financial information in conformity with U.S. generally accepted accounting principles, which could affect all significant financial statement accounts and has resulted in (i) a restatement of the 2002 and 2003 consolidated financial statements to reflect reclassification of certain amounts between research and development expense, general and administrative expense, and interest expense; and (ii) the prior restatement of the 2003 consolidated financial statements to reduce the gain on debt extinguishment.
    The Company expects that the material weakness it identified will result in an adverse opinion by the Company's independent registered public accounting firm on the effectiveness of the Company's internal control over financial reporting in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.
    In 2004, the Company began implementation of new processes and controls and hired additional personnel with technical accounting expertise to improve its financial statement close process. The Company intends to continue to improve its financial statement close process in 2005 including the remediation of the material weakness discussed above by identifying, recruiting, and training personnel with the appropriate accounting skills. In addition, the Company plans to enhance further its technical accounting review process for non-routine and complex transactions.

    Conference Call Information

    Ajit S. Gill, Nektar president and CEO, will host a conference call today for analysts and investors beginning at 2:00 p.m. Pacific Time, to discuss further the Company's performance.
    Investors can access a live audio-only Webcast through a link posted on the Investor Relations section at Nektar's Website at www.nektar.com. The Web broadcast of the conference call will be available for replay through March 15, 2005.
    Analysts and investors can also access the conference call live via telephone by dialing 877-691-2551 (US); 630-691-2747
(International) with a confirmation number of 10780168. An audio replay will be available shortly following the call through March 15, 2005 and can be accessed by dialing 877-213-9653 (U.S.); or 630-652-3041 (International) with a passcode of 10780168. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this earnings release, related information will be made available on the Investor Relations page at the Nektar Website as soon as practical after the conclusion of this conference call.

    About Nektar

    Nektar Therapeutics provides industry-leading drug delivery technologies, expertise and manufacturing to enable the development of high-value, differentiated therapeutics. Nektar's advanced drug delivery capabilities are designed to enable the Company's biotechnology and pharmaceutical partners to solve drug development challenges and realize the full potential of their therapeutics, from developing new molecular entities to managing the life cycles of established products.

    This release contains forward-looking statements that reflect management's current views as to Nektar's business strategy, product and technology development plans and funding, collaborative arrangements, clinical trials, and other future events and operations. These forward-looking statements involve uncertainties and other risks that are detailed in Nektar's reports and other filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 2003, as amended, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Actual results could differ materially from these forward-looking statements.


                          NEKTAR THERAPEUTICS
          RESTATED AMOUNTS VERSUS AMOUNTS PREVIOUSLY REPORTED
                            (In thousands)



                                    Year Ended December 31, 2003
                                ------------------------------------

                                                Amount
                                   Amount     Previously
                                  Restated     Reported   Difference
                                ------------ ------------ ----------

Research and
 development expenses              $122,149     $131,528    $(9,379)

General and
 administrative expenses             29,966       22,017    $ 7,949

Loss from operations                (64,755)     (66,185)   $ 1,430

Interest expense                    (19,327)     (17,897)   $(1,430)

Net loss                            (65,890)     (65,890)   $     -

Total revenues                      106,257      106,257    $     -

Cash and short-term investments     285,967      285,967    $     -



                                    Year Ended December 31, 2002
                                ------------------------------------

                                                Amount
                                   Amount     Previously
                                  Restated     Reported   Difference
                                ------------ ------------ ----------

Research and
 development expenses            $  147,627    $ 157,383    $(9,756)

General and
 administrative expenses             34,504       26,016    $ 8,488

Loss from operations                (98,813)    (100,081)   $ 1,268

Interest expense                    (17,881)     (16,613)   $(1,268)

Net loss                           (107,468)    (107,468)   $     -

Total revenues                       94,845       94,845    $     -

Cash and short-term investments     293,969      293,969    $     -


    Note: The above tables should be read in conjunction with the attached earnings release. These tables provide certain financial statement line items to assist the reader in analyzing the impact of the restatement the Company has announced in the attached earnings release.


                          NEKTAR THERAPEUTICS
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share information)

                              Unaudited             Unaudited
                         --------------------  ----------------------
                         Three-Months Ended     Twelve-Months Ended
                             December 31,           December 31,
                         --------------------  ----------------------
                            2004       2003        2004        2003
                          --------   --------   ---------    --------
                                    (restated) (restated)  (restated)
                                        (a)        (b)         (a)

Revenue:
    Contract research
     revenue             $ 22,018   $ 19,735   $  89,185    $ 78,962
    Product sales           9,348      5,889      25,085      27,295
                          --------   --------   ---------    --------
Total revenue              31,366     25,624     114,270     106,257

Operating costs and
 expenses:
    Cost of goods sold      6,052      2,807      19,798      14,678
    Research and
     development           34,047     32,978     133,523     122,149
    General and
     administrative         8,685      8,402      30,967      29,966
    Amortization of other
     intangible assets        981        983       3,924       4,219
                          --------   --------   ---------    --------
Total operating costs
 and expenses              49,765     45,170     188,212     171,012
                          --------   --------   ---------    --------

Loss from operations      (18,399)   (19,546)    (73,942)    (64,755)


Gain/(loss) on debt
 extinguishment                 -      7,698      (9,258)     12,018
Other income/
 (expense), net                (7)       275         296         983
Interest income             1,985      1,223       6,602       5,360
Interest expense           (3,144)    (5,177)    (25,747)    (19,327)
                          --------   --------   ---------    --------

Income/(loss) before
 benefit/(provision) for
 income taxes             (19,565)   (15,527)   (102,049)    (65,721)

Benefit/(provision) for
 income taxes                 295       (169)        163        (169)
                          --------   --------   ---------    --------

Net income/(loss)        $(19,270)  $(15,696)  $(101,886)   $(65,890)
                          ========   ========   =========    ========


Basic and diluted net
 loss per common share   $  (0.23)  $  (0.28)  $   (1.30)   $  (1.18)

Shares used in computing
 basic and diluted
 net loss per share        84,153     56,121      78,461      55,821


    (a) For the year 2003, research and development expenses, general and administrative expenses and interest expense have been restated to correct the misapplication of GAAP. The restatement is as follows:

            For the year and the quarter $9,379 and $2,252 have been reclassified from research and development expenses to general and administrative expenses, respectively.

            For the year and the quarter $1,430 and $363 related to amortization of debt issuance costs have been reclassified from general and administrative expenses to interest expense, respectively.

    (b) For the year 2004, research and development expenses, general and administrative expenses and interest expense for the nine-months period ended September 30, 2004 have been restated to correct the misapplication of GAAP. The restatement is as follows:

            For the nine-months period ended September 30, 2004, $8,416 have been reclassified from research and development expenses to general and administrative expenses.

            For the nine-months period ended September 30, 2004, $739 related to amortization of debt issuance costs have been classified from general and administrative expenses to interest expense.


                         NEKTAR THERAPEUTICS
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (In thousands)


                                           December 31,  December 31,
                                               2004         2003
                                           (unaudited)       (c)
                                           -----------    ----------

                  ASSETS

Current assets:
        Cash, cash equivalents and
         short-term investments            $  418,740     $ 285,967
        Inventory                          $   10,691     $   8,559
        Other current assets                   25,108        11,972
                                            ----------     ---------
               Total current assets           454,539       306,498

Restricted investments                              -        12,442
Property and equipment, net                   151,247       149,388
Goodwill                                      130,120       130,120
Other intangible assets, net                    6,456        10,963
Deposits and other assets                       2,559         7,377
                                            ----------     ---------
                                           $  744,921     $ 616,788
                                            ==========     =========


   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable and accrued
         liabilities                       $   24,231     $  26,797
        Capital lease
         obligations - current                  1,532         1,341
        Deferred revenue                       29,890        18,719
                                            ----------     ---------
               Total current liabilities       55,653        46,857

Convertible subordinated debentures           173,949       359,988
Accrued rent                                    2,117         2,110
Capital lease obligations - noncurrent         23,568        31,686
Other long-term liabilities                    22,292        11,956

Stockholders' equity:
        Preferred stock at par                      -             -
        Common stock at par                         8             6
        Capital in excess of par            1,187,575       778,500
        Deferred compensation                  (2,764)          (38)
        Accumulated other
         comprehensive gain                      (356)          958
        Accumulated deficit                  (717,121)     (615,235)
                                            ----------     ---------
               Total stockholders' equity     467,342       164,191
                                            ----------     ---------
                                           $  744,921     $ 616,788
                                            ==========     =========


(c) The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.



    CONTACT: Nektar Therapeutics
             Joyce Strand, 650-631-3138